UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) ofthe
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 21, 2005

_________________

RENTRAK CORPORATION
(Exact name of registrant as specified in charter)

Oregon
(State or other jurisdiction of incorporation)

0-15159	93-0780536
(Commission File Number)	(IRS Employer Identification No.)

One Airport Center 7700 N.E. Ambassador Place Portland, Oregon	97220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(503) 284-7581

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

        On December 21, 2005, Rentrak Corporation (the “Company”) entered into a renewal of its secured revolving line of credit with Wells Fargo Bank, National Association (the “Line of Credit”). The Line of Credit, which was to expire on December 1, 2005, was extended effective as of that date for a term expiring December 1, 2006.

        In conjunction with the renewal, the Line of Credit was increased from $6,000,000 to $15,000,000. The renewed Line of Credit continues to be secured by substantially all of the Company’s assets, and interest on the Line of Credit continues to be calculated at the Company’s choice of (a) the bank’s prime interest rate minus 0.5 percent or (b) LIBOR plus 2 percent. Certain financial covenants continue to apply as follows: (1) consolidated pre-tax income must be at least $1.00 for each fiscal quarter, and consolidated after-tax income must be at least $1.00 on an annual basis, determined at fiscal year end; (2) the Company’s current ratio must be at least 1.5:1.0, measured quarterly; and (3) the Company’s debt-to-tangible net worth ratio must not exceed 1.5:1.0, measured quarterly.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENTRAK CORPORATION
Dated: December 28, 2005	By: /s/ Mark L. Thoenes Mark L. Thoenes
Senior Vice President, Chief
Financial Officer, and Secretary